Exhibit 10.10

AGREEMENT

This contract is entered into by and between **FAST STEEL & CONSTRUCTION PTE LTD** (hereinafter referred as **First Party**), **FAST TRACK EVENTS PTE LTD** (hereinafter referred as **Second Party**), and **KONG HWEE IRON WORKS & CONSTRUCTION PTE LTD** (hereinafter referred as **Third Party**) on the **20th June 2023**. The term of this agreement shall begin on the date of signing and shall continue through until all parties obligations are fulfilled.

The terms of this contract are as follows:

1. First party engage Second party as the concert consultant and overall in charge of the stadium scale staging project;

2. Second party, as the concert consultant and overall in charge, will monitor the progress and liaise with Third party to ensure a smooth delivery of the products to Thailand;

3. Third party, will be the appointed fabricator of the products.

In consideration of the mutual promises set forth herein, **First party** agrees its obligations and shall:

1. Agree to the estimated project cost of no more than Singapore dollars one million (SGD1,000,000);
2. To send across necessary requirements to Second party and Third party;
3. Agree to Cash on delivery payment terms and all payments to made to Second party only.

Second Party agrees its obligations and shall:

1. Be the overall in charge of the project and consult on the project and monitor third party progress to ensure successful delivery of products;
2. In charge of ensuring successful setup of the products at delivery with the necessary equipment and manpower;
3. In charge of ensuring receiving payment from First party;
4. In charge of ensuring payment to Third party;
5. In charge of controlling the cost and ensure that overall cost does not exceed the estimated amount of Singapore dollars one million (SGD 1,000,000);
6. In the event overall cost exceed the total amount of SGD1,000,000, Second party will bear the additional liabilities.

Third Party agrees its obligations and shall:

1. Be the appointed fabricator of the products;
2. Ensure receiving of all necessary requirements from First party;
3. Liaise with Second party to ensure successful delivery of the products.

First Party shall make all relevant payments to **Second party** after confirmation and upon receiving of the official tax invoice via bank transfer to the following bank details:

[redacted]

This contract may not be modified in any manner unless agreed by all Parties. This document and any attachments hereto constitute the entire agreement between the Parties. This contract shall be binding upon the Parties, their successors, heirs and assigns and shall be enforced under the laws of the Republic of Singapore.

FIRST PARTY:
Representing:
FAST STEEL & CONSTRUCTION PTE LTD

[redacted]

Date: 23 June 2023

SECOND PARTY:
Representing:
FAST TRACK EVENTS PTE LTD

Signature

Harris Lim

Printed Name

Date: 28 June 2023

FIRST PARTY:
Representing:
KONG HWEE IRON WORKS & CONSTRUCTION PTE LTD

[redacted]

Date: 23 June 2023